UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2013

Prairie West Oil & Gas, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	001-34770	83-0375241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

9500 W. Flamingo #205, Las Vegas, NV	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (702) 525-2024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2013, Prairie West Oil & Gas, Ltd. (Nevada) (“Prairie Nevada”) entered into an exchange agreement to purchase 100% of the outstanding interests of Prairie West Oil & Gas, Ltd. (Canada)(“Prairie Canada”) in exchange for 5,000,000 common shares of Prairie Nevada stock.  Prairie Canada  is now a wholly-owned subsidiary of Prairie Nevada and Prairie Nevada has acquired the business and operations of Prairie Canada. The Exchange Agreement contains customary representations, warranties, and conditions.  The Exchange Agreement is attached hereto as Exhibit 99.

Prairie West Oil & Gas is a producing energy company with both established production and assets within the center of Canada's highest reserve epicenters; the oil boom provinces of Alberta and now Saskatchewan.  The company believes that present conditions have never been better for a swift and innovative company such as Prairie West to thrive in today’s energy market.

By continuously adding value through low risk acquisition / development of both mature and immature properties, Prairie is setting the stage for long term growth while remaining focused on short term profitability and increasing net asset value.

Prairie operates under the notion that phase changes in commodity price cycles require different strategies and will identify opportunities for growth regardless of phase.  By utilizing a multi-discipline approach, the company has and will continue to unlock the upside potential of acquired properties leading to increased production and incremental reserves.

The experienced team at Prairie West has the expertise and proven execution required for success in today's rapidly changing energy sector. This has been clearly demonstrated with the Maidstone acquisition, the more recent eleven well expansion located in close proximity to current production and a new 27 well producing gas play in Saskatchewan Canada.

The company is currently focused on three projects:

1) The Maidstone Project (Heavy Oil - Producing)

2) The Shackleton Project (Natural Gas - Producing)

3) The Twinning Project (Light Sweet Crude - Drilling completed August 1, 2012, currently working towards well completion.

An independent asset, reserve and resource evaluation (NI 51-101) done by Chapman Petroleum Engineering Ltd that has valued Prairie West's assets at $22,957,000 (CDN) undiscounted. This report conforms to industry standard and is an accepted primary means of asset evaluation.

Objectives

1) Develop to full potential through lower risk 'developmental drilling' the company's current long term developmental project which is strategically placed within the highly productive Twining area (Section 17-31-23W4.) and surrounded by major multinational oil / gas giants.

2) Acquire oil and gas producing properties that have proven reserves and established in-field drilling locations through a combination of cash, debt, and equity.  Positive metrics and the ability to enhance for maximum production efficiency is key. In addition, there must be the opportunity to streamline operational costs and administration  overhead with the goal maximizing profits.

3) Add value and reserves through the identification of plays and prospects which demonstrate attractive metrics and a high chance of success.

4) Focus operational efforts around today's technological advancements so that the company can effectively maximize return on capital invested by reducing drilling risk and enhancing ability to cost effectively grow reserves and production volumes.

5) Keep operational costs to the lowest possible levels through a streamlined operational and management process.

6) Continue to practice strict fiscal discipline as 'Team Prairie West' is experienced enough to know that a large debt load can easily be the end of junior energy corporation. Prairie West has been able to accomplish all it has done to date with "Zero bank or institutional financing".

7) Continue to have strong due diligence control mechanisms in place in regards to potential acquisitions.

8) Continue to mitigate risk through diversification and expertise.

9) Successfully raise capital through the public markets to further finance company goals and objectives.

10) Remain fully transparent to shareholders through open communication, regular updates and filings.

The company is currently focused on three projects:

1) The Maidstone Project (Heavy Oil - Producing)

2) The Shackleton Project (Natural Gas - Producing)

3) The Twinning Project (Light Sweet Crude)

Twinning, Alberta, CAN Type of project: Light Sweet Crude Status: Working Towards well completion Number of wells: 2

“The Twinning project is becoming a more valuable asset every day as other companies continue to have great success in the area and prices continue to skyrocket as a result.”

- Prairie West President :Anthony Sarvucci

KEY POINTS:

Located in East-Central Alberta Canada within the prolific Western Canada Sedimentary Basin, Prairie West 's developmental project is strategically placed within the highly productive Twining area (Section 17-31-23W4.) and surrounded by major multinational oil / gas giants.

Prairie's property is immediately adjacent to the enormous Twining Rundle/Mannville Pool with Original Oil In Place of 1.013 billion barrels equivalent.

Prairie has identified a prospect in the prolific Devonian Nisku carbonate, with pool analogues in the immediate area having oil reserves approaching 60 mmbbls (OOIP).

Detailed geological and geophysical mapping of the Nisku reservoir under Prairie West 's land, demonstrates a potential accumulation of almost 300 acres, with a potential mean resource of 2.4 million barrels(OOIP). P10 resource however is closer to 4.0 mmbbls.

Proximal Nisku pools tend to be in the 40-42 API crude, and therefore receive some of the best netbacks in the basin. With success on Prairie's first well, an aggressive 40 acre pool development will be implemented, with the goal being to grow the property to the 1000 BOPD range within the first 2 to 3 years. Horizontal well application and selective acid fracture stimulation will also be evaluated which would ultimately increase productivity and recovery of the pool's reserves.

An engineering study of this prospect by Canadian Petroleum Engineering, Inc. found that at the then current price of a barrel of oil at $50 a barrel, that the prospect was a viable drilling target. With the recent uptick in oil prices the potential of this project for Prairie and its shareholders is huge.

The first well was successfully drilled on August 1st, 2012. Multiple zones that have tested positive and the company is presently working towards completing the wells to producing status.

Maidstone

Location:  Maidstone, Saskatchewan, CAN

Type of project:  Heavy Oil

Status:  Producing

Number of wells: 12

KEY POINTS:

The Maidstone Project currently has production online and consists of eleven heavy oil wells plus one licensed horizontal water disposal well.

The economics of the most recent acquisition / expansion made perfect sense as management knows the area extremely well, had an existing footprint in close proximity and has rock solid relationships already in place. From an operational standpoint this translates into lower operating costs, the ability to act swiftly and higher profits.

Prairie West's operator David Forest is a heavy oil specialist and efficiency expert who in the past was able to take a company's production from 135 barrels a day to 800 barrels a day without drilling a well. This is important to note because a comprehensive nine well Maidstone work over program is in the works that is designed to utilize the latest technology to both maximize the output and efficiency of Prairie West's latest heavy oil play.

The licensed horizontal disposal well located within Prairie's Maidstone project is an excellent revenue source as most wells in the area make water and are required by law to dispose of it in a licensed water disposal unit. Not only does this well have the capacity to handle all of Prairie West's disposal needs but it is also fully equipped to act as a disposal solution for other companies in the area.

The desirability of investing in oil in Saskatchewan continues to get better all the time. The support for the industry starts at the premier level and is mirrored through all levels of government. This has resulted in a very favorable business climate in terms of simplified regulation and economic terms. The province has huge heavy oil resources, very good producing infrastructure and a highly skilled work force. For these reasons at this time Prairie West can think of no better place to do business and will be actively looking to further expand in this geographical area.

Shackleton

Location:  Shackleton, Saskatchewan, CAN

Type of project:  Natural Gas

Status:  Scheduled shut in for maintenance

Number of wells:  27

KEY POINTS:

The Shackleton project consists of a 99% interest in 27 wells situated on 15 sections (9600 Acres) of oil and gas property located in the prolific Shackleton area within an energy rich area of the Western Canadian Sedimentary basin.

The company is currently performing a strategic in-depth geological analysis for the full 9600 acres and has already identified multiple drilling targets that have a high probability of carrying a low risk, high reward profile.

From a viability standpoint, this project for Prairie West remains viable and profitable at current natural gas prices due to Prairie West's low operating costs in the area. If natural gas turns bullish as a result of new 'Fracking' regulations, the company has positioned itself for accelerated profits moving forward.

It is important to note that the recent additional 49% ownership increase in the Shackleton project has increased Prairie West's assets past the $22,957,000 (undiscounted) number contained in the NI 51-101 as the report was created before the acquisition took place.

At the end of May 2012, Prairie West began its scheduled summer overhaul of the company's Shackleton natural gas asset. The entire project is being revamped with the goal of producing higher revenues in the fall season through greater efficiency, lower operating costs and traditionally higher fall natural gas prices.

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Prairie West LTD.

Calgary, Alberta Canada

We have audited the accompanying balance sheet of Prairie West Inc., an oil and gas production Company, as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2011, and the period from September 6, 2009 (inception) to December 31, 2011.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and the results of its operations and changes in stockholders’ and its cash flows for the years ended December 31, 2011 and the period from September 6, 2009 to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

As discussed in Note 2 of the notes to the accompanying financial statements, the financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed within the footnotes the Company has minimal revenue, a deficit in retained earnings and current and historical operating losses.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might results from the outcome of this uncertainty.

/s/ W.T. Uniack & Co. CPA’s P.C.

Woodstock, Georgia.

Prairie West Oil & Gas Ltd.
Balance Sheet
as of December 31, 2011

Total Assets

Cash & Cash Equivalents	$24,355
Other Assets	18,836
Total Current Assets	43,191

Tangible Drilling costs-net	97,619

Intangile Drilling & Completion costs-net	150,000

Intangilble Drillings rights-net	106,250

Total Tangible and Intangible costs-net	353,869

Other Assets-joint venture costs	560,000

Total Assets	$957,060

Liabilities and Shareholders' Equity

Accounts Payable	$155,033
Other Current Liabilities:
Loan from Emporium Group	792,116
Accrued Expenses	73,282

Total current liabilities	1,020,431

Long-term Debt
Shareholder Loans	241,091
Loan from Johhann Lisson	50,000

291,091

Total Liabilities	1,311,522

Shareholders' Deficit

Common stock-no par	360,691
Retained Deficit	(715,151)
Total Shareholder's Deficit	(354,460)

Total Liabilities & Shareholders' Deficit	$957,060

Prairie West Oil & Gas Ltd.
Statement of Operations
For year ended December 31, 2011
and the period from September 6, 2009 (inception)
to December 31, 2011

		Cumulative from
	12/31/2011	Inception

Oil and natural gas revenues	$7,500	$59,070

Cost and expenses:
Production and lease operating expenses	13,865	74,166
Depletion, depreciation and amortization	12,598	12,598
General & administrative expenses	277,889	623,977

Total costs and expenses	304,352	710,741

Loss from operations	(296,852)	(651,671)

Other income/(expense)
Other	(73,282)	(73,282)
Interest Expense	(199)	(199)

Net loss	$(370,332)	$(725,152)

Net loss per common share -basic and diluted	$(0.17)	$(0.33)

Weighted average number of common shares outstanding - basic and diluted	2,223,761	2,223,761

Prairie West Oil & Gas Ltd.
Statement of Cash Flows
for the Year ended December 31, 2011

		Cumulative from
	2011	Inception
Cash flows from Operating Activities:
Net Loss	$(370,331)	$(715,151)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	-
Depletion	12,598	12,598
Increase (decrease) in operating assets and liabilities:
Other assets	(5,000)	(188,836)
Accounts Payable and accrued expenses	205,715	155,033
Net cash used in operating activities	(157,018)	(736,356)

Cash flows from Investing Activities:
Intangible and Tangible Drilling Costs/investments	-	353,869
Investment in Joint Venture	560,000	560,000
Net cash used in investing activities	560,000	913,869

Cash flows from Financing Activities:
Loan form Johann Lisson	50,000	-
Issuance of Common stock	98,369	360,691
Loan from Emporium Group-net	444,044	998,443
Shareholder loans	191,091	291,091
Cash provided by financing activities	733,504	1,650,225

Increase/(decrease) in cash	16,486	-

Cash at beginning of year	7,869	-
Cash at end of year	$24,355	$24,355

Prairie West Oil & Gas Ltd.
Statement of Stockholder deficit
for the years ended December 31, 2011

			Accumulated
	Series A shares	Series A Amount	Deficit	Totals
Beginning Balance--09/06/2009	-	$ -	$ -	$ -

Common stock series A.	556,250	10,000	-	10,000
Net (loss)	-	-	-	-

End of the year 12/31/2009	556,250	10,000	-	10,000

Common stock series A.	1,620,238	252,322	-	252,322
Net (loss)	-	-	(344,820)	(344,820)

End of the year 12/31/2010	2,176,488	262,322	(344,820)	(82,498)

Common stock series A.	78,639	98,369	-	98,369
Net (loss)	-	-	(370,332)	(370,332)

End of the year 12/31/2011	2,255,127	$ 360,691	$ (715,152)	$ (344,820)

Note 1. The Business

Prairie West Oil & Gas is a producing energy company with both established production and assets within the center of Canada's highest reserve epicenters; the oil boom provinces of Alberta and now Saskatchewan.

The company is currently focused on three projects:

1) The Maidstone Project (Heavy Oil - Producing)

2) The Shackleton Project (Natural Gas - Producing)

3) The Twinning Project (Light Sweet Crude - Drilling completed August 1, 2012, currently working towards well completion.

An independent asset, reserve and resource evaluation (NI 51-101) done by Chapman Petroleum Engineering Ltd that has valued Prairie West's assets at $22,957,000 (CDN) undiscounted. This report conforms to industry standard and is an accepted primary means of asset evaluation.

The Company is engaged in two joint ventures. They are as follows:

1) Shackleton-ie (aka Sand box Energy Corp.) ownership of 99% by the Company.

2) Maidstone-( aka Western Plains Ltd.) ownership of 36% by the Company.

Derivatives

The Company did not engage nor does it have any contingent exposure or resultant liability for any contract associated with derivative (s).

Note 2. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  However, we have incurred net losses of ( $715,000 ) since inception and ($370,332 ) for the year ended December 31, 2011.  We have remained in business primarily through private placement capital $ raise; loans and investments from related parties.  We intend on financing our future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

Note 3-Foreign Currency- translation

The functional currency is United States Dollars.  The Company’s books and records are kept Canadian dollars.  All profit and loss items are converted to U.S. dollars at the average conversion for the year.  All balance sheet items are converted usually at historical rates.

Note 4-Oil and natural gas properties

The Company accounts for its oil and natural gas properties using the successful efforts method of accounting.  Under this method, all costs associated with property acquisitions, all development wells, and asset retirement obligation assets are capitalized.  Additionally, interest is capitalized while wells are drilled and the underlying property is in development.  Costs of exploratory wells are capitalized pending determination of whether each well has resulted in the discovery of proved reserves.  Oil and natural gas mineral leasehold costs are capitalized as incurred.  Items charged to expense generally include geological and geophysical costs, costs of unsuccessful exploratory wells, and oil and natural gas production costs.  Capitalized costs of proved properties including associated salvage are depleted on a well-by-well or field-by-field (common reservoir) basis using the units-of –production method based upon proved producing oil and natural gas reserves.  The depletion rate is the current period production as a percentage of the total proved producing reserves.  The depletion rate is applied to the net book value of property costs to calculate the depletion expense.  Proved reserves materially impact depletion expense.  If the proved reserves decline, then the depletion rate (the rate at which we record depletion expense) increases, reducing net income.  Dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs with gain or loss recognized upon sale.  A gain (loss) is recognized to the extent the sales price exceeds or is less than original cost or the carrying value, net of impairment.  Oil and natural gas properties are also subject to impairment at the end of each reporting period.  Unproved property costs are excluded from depletable costs until the related properties are developed.

Subsequent Event- Stock split-

A 10 for 1 stock split was affected in August 2012.  All shares and per share calculations have reflected this split.

Corporate Income Taxes-

The Company’s operations are to a large extent domiciled in Canada.  The Company has not filed Canadian tax returns for 2009 –inception, 2010 and 2011.  If the Company was filing in United States it would have net operating loss carry-forwards to the extent or ranging to approximately $700,000 less any foreign tax credit for taxes paid to Canadian authorities.  Under United States generally accepted accounting principles, it would be uncertain if the Company would have taxable income in the future so a valuation allowance would be recorded to the extent of any and all operating loss carry-forwards.  Within the United States loss carry-forwards expire 20 years after each year’s incurrence.

Note 5-Reclamation and Remediation Costs (Asset retirement Obligations)

We accrue costs associated with environmental remediation obligations in accordance with Accounting Standards Codification 410, “Asset retirement and Environmental Obligations.”  ASC No. 410 requires us to record a liability for the present value of our estimated environmental remediation costs, and the related asset created with it, in the period in which the liability is incurred.  The liability will be accreted and the asset will be depreciated over the life of the related assets.  Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made.

Future closure, reclamation and environmental-related expenditures are difficult to estimate, in many circumstances due to the early stage nature of investigations, and uncertainties associated with defining the nature and extent of environmental contamination and the application of laws and regulations by regulatory authorities and changes in reclamation or remediation technology.  We periodically review accrued liabilities for such reclamation and remediation costs as evidence becomes available indicating that our liabilities have potentially changed.  Changes in estimates at our non-operating properties are reflected in current period net income (loss).  We had no accruals for closure costs, reclamation and environmental matters for operating and non-operating properties at December 31, 2011.

Note 6-Notes payable consists of the following at December 31, 2011:

Johann Lisson-$50,000 due; date of note 08/05/2011 accrued interest $2027.00; at a 10% interest..maturity date 01/31/2013.

The Emporium Group S.A.-original amount due $1,000,000; date of loan 7/27/2010; outstanding as of 12/31/2011 $792,116; interest rate of 10% ; maturity date 12/31/2012; accrued interest $54,379.

Related Party –wife of president and CEO –amount(s) –non-interest bearing loan of $10,000 due upon demand; and $12,134; at an interest rate of 10%; accrued interest is $1,294.

Father-in law of president and CEO-amount $153,938 at an interest rate of 10% due upon demand; accrued interest $5,824.

Loan from CEO and president-$65,019 at a 10% interest rate due upon demand..accrued interest of $9,758.

Note 7-Subsequent Event-(unaudited)—Subsequent to the end of the year $  1,118,878 of debt was converted into shares of common stock of the Company.  This will result in a gain of $  555,605  that will be recognized in the first half of 2012.

Item 5.01 Changes in Control of Registrant.

On January 22, 2013, Prairie West Oil & Gas, Ltd. (Nevada) (“Prairie Nevada”) entered into an exchange agreement to purchase 100% of the outstanding interests of Prairie West Oil & Gas, Ltd. (Canada)(“Prairie Canada”) in exchange for 5,000,000 common shares of Prairie Nevada stock.  Prairie Canada  is now a wholly-owned subsidiary of Prairie Nevada and Prairie Nevada has acquired the business and operations of Prairie Canada. The Exchange Agreement contains customary representations, warranties, and conditions.  The Exchange Agreement is attached hereto as Exhibit 99.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anthony Sarvucci –Director and President

A results driven professional with vast industry experience in both the energy and investment banking sector Mr. Sarvucci has a proven track record of success.

Mr. Sarvucci brings to Prairie West a wealth of worldwide contacts and relationships established over years as the CEO of a public energy service company and more recently as a highly sought after consultant. Mr. Sarvucci works every day towards making sure the goals of Prairie West are achieved both on time and on budget.

Previous Experience:

2009-Present

Anthony co-founded Prairie West Oil and Gas Ltd. He currently serves as the company's president and is a member of the board of directors.  Prairie West is a producing Alberta based oil and gas company that is well diversified in Heavy Oil, Light Oil and Natural gas. Moving forward,  Anthony is focused on continually increasing operational efficiency in regards to the company's current undiscounted asset base valued at  $22,957,000 (CDN).  With an eye to the future and a strong desire to lower overall risk, Anthony is looking to expand Prairie West into the US oil and gas sector as soon as a deal can be found that is favorable to both the company and its shareholders.

2004-2009

During this period Anthony acted as a highly sought after freelance consultant. Working hand in hand with several Public companies, Anthony was successful in providing strategic financing options through the global market place. With a focus on Europe and South America, Anthony broadened the financial possibilities for these North American based companies and in each case was able to increase their access to capital with the goal of securing the necessary funds for growth.

2001-2004

In 2001 Anthony founded Prelude Ventures. Prelude was an oil and gas service company that was publicly traded on a US exchange . From 2001 to  2004 Anthony guided Prelude Ventures in the purchase several Canadian and US based Petroleum Service and Petroleum product related companies. In 2004 Anthony stepped down from the position of President and CEO and handed the company off to Alliance Petroleum, based out of Chicago Illinois.

1996-2001

Acted as a consultant to private companies wanting to raise money and go public on the various  US exchanges.  During this time Anthony worked with numerous companies that spanned all sectors of the market. These sectors include; entertainment, mining, petroleum, textile and numerous others.  Near the end of this period is when Anthony developed a passion for energy service and production companies..

1993-1996

Anthony worked with a private equity group based group out of the Newport Beach California. At his time with the group his primarily duties revolved around the investment of capital in commodities and currencies on the CME (Chicago Mercantile Exchange) on a daily basis.

1991-93

Anthony started work as a brokers assistant with Brentwood National and the Camden Group. Located in Newport Beach California Anthony sold Investments in RTC (Resolution Trust Corporation Properties).

Garry Pearce – Chairman of Board of directors – Advisor

A seasoned business veteran Mr. Pearce brings to Prairie West over 35 years of experience in the areas of both asset and operations management.

A former Vice President of Business Development for Investicare Group and a former Executive Director of the United Way he is fully in his comfort zone being at the helm of large scale companies and capital intense projects.

Garry has been involved in several Junior Oil & Gas companies in the role of a venture capitalist and adviser over the past 10 years.

Always looking to give back to the community in his free time Garry continues to provide consultation for the Salvation Army, the United Way, and the Baptist Church with the goal of streamlining their Social and Development programs.

Previous Experience:

2008- 2012

Garry is the co-founder and current chairman of Prairie West Oil and Gas. As the former President of the company, Mr. Pearce guided the company since its inception and helped to grow the company's asset base to over $22,957,000 (Undiscounted) in just three short years.  Still an active member of Team Prairie West Garry will continue to adivse and provide his expertise in the years moving forward.

2000-2008

Realtor –An active member of the Calgary Real Estate Board

•

Worked as an associate with Premiere Realty

•

Specialized in Condo and single family residential in North West Calgary

2002 – 2005

Connecting Care – Partner and V. P. Business development

•

Established the strategic plan and direction for growth of the company

•

Worked with owners/developers to negotiate management contracts both for existing facilities and proposed senior assisted living facilities

•

Assisted with design and set-up of operations

1998 – 2001

Regional Manager – Origin Adult Communities, Calgary

Responsible for three senior retirement living communities in Calgary  – Trinity Lodge, The Lodge at Valley Ridge, and Lake Bonavista Village.

This role encompassed:

•

Management and direction of the activities of the Regional Office staff

•

Responsibility for the day to day operations of the Calgary Origin Adult Communities through the Lodge managers

•

Responsibility for all senior level Human Resource functions

•

Oversaw accounting functions including operating and capital budgets, inventory, accounts receivable and accounts payable

•

Ensured that Origin policies were implemented on a consistent basis throughout the region

1996 – 2000

General Manager – Trinity Lodge, Calgary

Provided leadership, direction and guidance based on the organization's strategic plan and philosphy.

Duties Included

•

Budgeting, revenue and expenditures;

•

Provision of high quality housing services and long term operational planning to ensure the viability of the organization;

•

Provides visible leadership in the daily operation of the lodge;

•

An effective team player, motivating the senior management group;

•

External representation, communication, and liaison for the organization’s goals, and objectives.

1990 – 1996

Director of Development - The Baptist Union of Western Canada, Calgary

•

Served as field staff for the Baptist Union Foundation Fund

•

Staff member of  the Finance Committee of The Baptist Union of Western Canada

•

Established the denominational Development Office

•

Provided support services to The Baptist Leadership School Development Committees

•

Established the major gift and planned giving program

•

Co-ordinated capital funding campaigns for BUWC churches

•

Provided leadership in the area of stewardship education

•

Lead money management seminars

•

Lead and coordinated planned giving seminars

1987 -1990

Executive Director – The United Way of Regina

•

Implemented policies established by The Board of Directors

•

Assisted in establishing goals, objectives and program development of The United Way

•

Provided leadership in the areas of fund-raising, agency relations, public relations, and community planning

•

Managed, staffed and administered the organization in accordance with accepted practices

Paula Pearce---Treasurer, Secretary - Director

A Top shelf individual, Ms. Pearce has extensive experience and success in making companies run as smoothly as possible. A firm believer that only an efficient company can reach their full potential, Ms. Pearce is both diligent and forceful when it comes to corporate organization and inner communication. She is a Prairie west co-founder and has been a driving force behind Prairie West's continued success.

Previous Experience:

2008-present

In 2008 Paula helped to form Prairie West Oil and Gas Ltd with her Husband Anthony and her Father Garry. With years assisting other oil and gas companies on a public level this was a natural progression moving forward. Paula has been instrumental in the day to day activities of Prairie West.  Paula currently serves as Prairie West's corporate secretary and sits on the company's board of directors.

2001-2008

Ms. Pearce spent seven years with Optima Capital as an Administrative Assistant during a period of rapid growth.  Working with both public and private companies, her duties included keeping accurate records to assist in the public filings and making sure that they were filled both on time and on schedule. Paula's attention to detail and high level or organization was instrumental in  helping to take the company to new heights and great achievements.

1994-2001

Paula worked as a surgical assistant in Oral Maxillofacial surgeries at the Mission Viejo  Hospital Professional Center where she assisted in reconstructive facial and Dental surgeries. Additionally, Paula was responsible for  pre / post operative care, scheduling patients and making sure all surgical supplier were in order and fully stocked.

1994

Graduated Orange Coast College after completing her studies as a  member of Alpha Gamma Sigma (California Honors Society).

Exhibits

      No.   Exhibits

      ---   --------

      10

Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated Jan. 28, 2013

Prairie West Oil & Gas, Ltd.

By: Anthony Sarvucci

       Anthony Sarvucci, President and

       Chief Executive Officer

EXHIBIT INDEX

      No.   Exhibits

      ---   --------

      10

Exchange Agreement